RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              TII INDUSTRIES, INC.


      1.    The name of the corporation is TII INDUSTRIES, INC.

      2. The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The aggregate number of shares of stock of all classes which the corporation shall have authority to issue is 31,000,000, consisting of 30,000,000 shares of Common Stock having a par value of $.01 per share, and 1,000,000 shares of Preferred Stock having a par value of $1.00 per share.

      The powers, preferences and the relative, participating, optional and other rights and the qualifications, limitations and restrictions of each class of stock, and the express grant of authority to the Board of Directors to fix by resolution the designations and the powers, preferences and rights of each share of Preferred Stock and the qualifications, limitations and restrictions thereof, which are not fixed by this Restated Certificate of Incorporation, are as follows:

      A.    COMMON STOCK

            I.    Dividends, etc.


                  Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as amended from time to time, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the corporation legally available therefor.



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            II.   Voting

                  At every meeting of the stockholders each holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of the corporation.

            III.  Liquidation Rights

                  In the event of any dissolution, liquidation or winding up of the affairs of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation, the holders of each series of Preferred Stock shall be entitled to receive out of the net assets of the corporation, an amount for each share equal to the amount fixed and determined by the Board of Directors in any resolution or resolutions providing for the issuance of any particular series of Preferred
Stock, plus an amount equal to all dividends accrued and unpaid on shares of such series to the date fixed for distribution, and no more, before any of the assets of the corporation shall be distributed or paid over to the holders of Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets and funds of the corporation shall be divided among and paid ratably to the holders of Common Stock. If upon such dissolution, liquidation or winding up, the assets of the corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed among such holders, first in the order of their respective preferences, and second, as to such holders who are next entitled to such assets and who rank equally with regard to such assets, ratably in proportion to the respective total amounts which they shall be entitled to receive as provided in this subparagraph III. A merger or consolidation of the corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the corporation (which shall not in fact result in the liquidation of the corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the corporation within the meaning of this subparagraph III.

      B.    Preferred Stock

            The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this subsection B, to provide for the issuance of the Preferred Stock in series, and by filing a certificate pursuant to the General Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (1) the number of shares constituting that series and the distinctive designation of that series;


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                  (2)  whether  the  holders of shares of that  series  shall be entitled to receive dividends and, if so, the rates, conditions and times of such dividends, any preference of any such dividends to, and the relation to, the dividends payable on any other class or classes of stock or any other series of the same class and whether dividends shall be cumulative or noncumulative;

                  (3) whether the holders of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

                  (4) whether shares of that series shall be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or other class or classes of stock of the corporation and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

                  (5) whether shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (6) whether shares of that series shall be subject to the operation of a retirement or sinking fund and, if so subject, the extent to and the manner in which it shall be applied to the purchase or redemption of the shares of that series, and the terms and provisions relative to the operation thereof;

                  (7) the rights of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation and any preference of any such rights to, and the relation to, the rights in respect thereto of any other class or classes of stock or any other series of the same class; and

                  (8) whether shares of that series shall be subject or entitled to any other preferences, and the other relative, participating, optional or other special rights and qualifications, limitations or restrictions of shares of that series.

      C.    Authorized Shares of Capital Stock


            Except as may be provided in the terms and conditions fixed by the Board of Directors for any series of Preferred Stock, and in addition to any other vote that may be required by statute, stock exchange regulations, this Certificate of Incorporation or any amendment hereof, the number of authorized shares of any class or classes of stock of the corporation may be increased or decreased by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the corporation entitled to vote.



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



      5.    The corporation is to have perpetual existence.

      6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the corporation, except that the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors (considered for this purpose as one class) shall be required to make, alter or repeal, or to adopt any provision inconsistent with, Sections 6, 10 or 11 of the Certificate of Incorporation or Sections 1 or 2 of Article V or Article XII of the By-laws of the corporation.

      7. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      8. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      10. The number of directors which shall constitute the Board of Directors shall be not less than five (5) nor more than nine (9). The exact number of directors within the maximum and minimum limitation specified herein shall be fixed from time to time by resolution of the Board of Directors. The directors shall be classified with respect to the time during which they shall severally hold office by dividing them into three classes, each class consisting of one-third of the number of directors constituting the entire Board, as authorized by resolution of the Board of Directors, and all

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directors of the corporation  shall hold office until their  successors shall be elected and shall qualify or until their earlier resignation or removal. However, in instances where the total number of directors constituting the entire Board, as authorized by resolution of the Board of Directors, is a number other than an integral multiple of three, the number of directors to be elected each year shall reasonably approximate the number which would have been elected had the total number of directors constituting the whole Board been an integral multiple of three, as determined by the Board of Directors. At the meeting of the stockholders of the corporation held for the election of the first such classified Board, the directors of the first class (designated Class I) shall be elected for a term of one year, the directors of the second class (designated Class II) for a term of two years, and the directors of the third class (designated Class III) for a term of three years, and, in each instance, until their respective successors are elected and qualified. At each annual meeting of stockholders held thereafter, the successors to the class of directors whose term shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. Any newly created directorships or any decrease in directorships, as authorized by resolution of the Board of Directors, shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

            The directors shall have the power, from time to time, to increase or decrease their own number, within the maximum and minimum limitations specified therein, by resolution of the Board of Directors. Directors may not be removed from office except for cause by the affirmative vote or not less than a majority of the shares entitled to vote at an election of directors.

            Newly created directorships resulting from an increase in the number of directors and all vacancies occurring in the Board, including vacancies occurring in the Board by reason of the removal of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.

      11. (a) Except as otherwise expressly provided in subparagraph (c) of this Section 11, the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the corporation entitled to vote thereon shall be required to authorize: (i) any merger, combination, amalgamation or consolidation of the corporation or any of its subsidiaries with or into any other corporation or entity; or (ii) any sale, lease or exchange by the corporation of property or assets constituting all or substantially all of the property and assets of the corporation and its subsidiaries taken as a whole to or with any other corporation, person or other entity; or (iii) the dissolution of the corporation if, in the case of (i) or (ii) above, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors (considered for the purposes of this Section 11 as one class). Such affirmative vote shall be required notwithstanding the fact that some lesser percentage may be specified in any agreement or contract to which the corporation is a party (including, but not limited to, any agreement with any stock exchange on which any of the

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corporation's capital stock may be listed) and shall be in addition to any class or series vote to which any class or series of stock of the corporation may be entitled.

            (b) For the purposes of this Section 11, any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the corporation (i) which it has the right to acquire, hold or vote pursuant to any agreement, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or entity (A) with which it or its "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on December 1, 1979) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the corporation, or (B) which is its "affiliate" or "associate". For the purpose of this Section 11, the outstanding shares of any class of capital stock of the corporation shall include shares deemed owned through the application of clauses (i) and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise.


            (c) The provisions of this Section 11 shall not apply to (i) any transaction referred to in clauses (i) and (ii) of subparagraph (a) of this
Section 11 with any corporation of which a majority of the outstanding shares of all capital stock entitled to vote in the election of directors (considered for this purpose as one class) is owned beneficially by the corporation or its subsidiaries if such transaction is not being carried out to circumvent the requirements of this Section 11; or (ii) any transaction referred to in subparagraph (a) of this Section 11 if the Board of Directors of the corporation shall by resolution have approved, in the case of clause (iii) of subparagraph
(a) of this Section 11, such dissolution proposed by, or suggested on behalf of, or approved a memorandum of understanding with such other corporation, person or other entity with respect to, and substantially consistent with, a transaction described in clauses (i) or (ii) of subparagraph (a) of this Section 11, with, any corporation, person or entity prior to the time such other corporation, person or entity (except any person, corporation or entity who as of December 3, 1979 was the beneficial owner of at least 10% of the outstanding shares of stock of the Company entitled to vote in the election of directors) became the owner of 10% or more of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors (considered for this purpose as one class).


            (d) The Board of Directors of the corporation shall have the power and duty to determine for the purposes of this Section 11, on the basis of information then known to it, whether and when (i) any corporation, person or other entity beneficially owns 10% or more of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors (considered for this purpose as one class), and/or is an "affiliate" or "associate" of another; (ii) any proposed sale, lease, exchange or other disposition involves all or substantially all of the assets of the corporation and its subsidiaries taken as a whole; (iii) any transaction referred to in subparagraph (a) of this Section 11 with any corporation of which a majority of the outstanding shares of all capital stock entitled to vote in the election of directors (considered for this purpose as one class) is owned beneficially by the corporation or its subsidiaries is being carried out to circumvent the requirement

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of this  Section 11; and (iv) any  memorandum  of  understanding  referred to in subparagraph (c) of this Section 11 is substantially consistent with the transaction to which it relates. Any such determination by the Board shall be conclusive and binding for all purposes of this Section 11.

      12. No director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation of personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Corporation Law. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

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